UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2006

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan		48060
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2006, the Board of Directors (the “Board”) of SEMCO Energy, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from nine to ten. Also on December 13, 2006, the Board of the Company, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Thomas W. Sherman and Charles H. Podowski to the Board. Mr. Sherman, who previously served on the Board from April 16, 2002 to June 28, 2005, was appointed as a Class I Director to serve until the Company’s 2007 Annual Meeting of Shareholders. Mr. Podowski was appointed as a Class II Director to serve until the Company’s 2008 Annual Meeting of Shareholders. These appointments fill the vacancies created by the resignation and retirement of Dr. John M. Albertine and the increase in the number of Directors to ten.

Messrs. Sherman and Podowski were recommended to the Nominating and Corporate Governance Committee by members of the Board. Mr. Sherman was appointed to the Audit Committee, and Mr. Podowski was appointed to the Nominating and Corporate Governance Committee. The Board has determined that Messrs. Sherman and Podowski are both independent under applicable New York Stock Exchange rules. Each of Messrs. Sherman and Podowski will receive compensation for his Board service consistent with the compensation paid to non-employee members of the Board, as described in the Company’s 2006 proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2006.

The Company issued a press release on December 19, 2006, announcing the appointment of Messrs. Sherman and Podowski to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 13, 2006, the Company’s Board approved adjustments to target incentive opportunity levels for certain executive officers for 2007 under the Company’s Short-Term Incentive Plan (the “STIP”) and the Company’s 2004 Stock Award and Incentive Plan (the “LTIP”). The Board approved the 2007 target incentive opportunity level adjustments upon the recommendation of the Compensation Committee and the advice of the Company’s compensation consultant. The target incentive opportunity adjustments for 2007 are consistent with the Company’s executive compensation philosophy to compensate executives at the median of the market.

The adjustments for 2007 are as follows:

▪
Increasing the target LTIP award opportunity to 100% of base salary for George A. Schreiber, Jr., Chief Executive Officer, to be reflected in an amendment to the Severance Agreement between the Company and Mr. Schreiber, dated June 29, 2005, which agreement was filed as Exhibit 10.4 to the Company’s Form 8-K filed with the Commission on July 1, 2005, and as corrected in Exhibit 10.1.1 to the Company's Form 10-Q for the quarter ended June 30, 2005 filed with the Commission on August 3, 2005; and

▪
Increasing the STIP target opportunity for Peter F. Clark, the Senior Vice President and General Counsel, from 35% to 40% of base salary, to be reflected in an amendment to the Severance Agreement between the Company and Mr. Clark, dated June 29, 2005, which agreement was filed as Exhibit 10.7 to the Company’s Form 8-K filed with the Commission on July 1, 2005.

Item 8.01	Other Events.

On December 13, 2006, the Board fixed the size of the Board of Directors at ten effective on December 13, 2006.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1     Press Release issued December 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc. (Registrant)

Dated: December 19, 2006	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Form 8-K
December 13, 2006

Filed
Exhibit No.	Description	Herewith	By Reference

99.1	Press Release issued December 19, 2006.	x